Exhibit 99.1

AND TRUST FINANCIAL CORP.

News Release
For Immediate Release

Contact:
C. Harril Whitehurst, Jr.
Senior Vice President and CFO
804-897-3900
hwhitehurst@villagebank.com

VILLAGE BANK AND TRUST FINANCIAL CORP.
REPORTS THAT IT WILL RECORD A $7.4 MILLION
NON-CASH GOODWILL IMPAIRMENT CHARGE
FOR THE QUARTER ENDED DECEMBER 31, 2009

Midlothian, Virginia, January 28, 2010.  Village Bank and Trust Financial Corp. (the “Company”) (NASDAQ symbol: VBFC), parent company of Village Bank (the “Bank”), reported today it will record a non-cash goodwill impairment accounting charge of $7.4 million ($1.75 per share) for the fourth quarter of 2009.  This represents the charge-off of all of the goodwill on the Company’s books at December 31, 2009.  The goodwill impairment charge will not affect cash flows, liquidity or tangible capital.  As goodwill is excluded from regulatory capital, the impairment charge will not have an adverse impact on the regulatory capital ratios of the Company and its wholly-owned subsidiary, the Bank, both of which will remain “well-capitalized” under regulatory requirements.

Thomas W. Winfree, President and CEO, commented, “As a result of the prolonged economic downturn, accounting estimates concerning the fair value of certain assets, including goodwill, have been adversely impacted.  The goodwill impairment charge will have no impact on our core business and future earnings, and we will continue to be well capitalized.”  Winfree added, “The goodwill relates to prior acquisitions that continue to generate core earnings.  However, application of generally accepted accounting principles requires that we currently recognize a goodwill impairment charge.”

At December 31, 2009 the Company had goodwill totaling $7.4 million, primarily as a result of its acquisition of River City Bank in October 2008.  U.S. generally accepted accounting principles require companies to perform an annual test for goodwill impairment.  In connection with the preparation of its annual financial statements, the Company utilized an independent third to party to perform an annual goodwill impairment test as of December 31, 2009 and determined that all of its goodwill of $7.4 million was impaired as of that date and, as a result, the Company has concluded it must record an impairment charge for that amount during the quarter ended December 31, 2009.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the Company’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts; and (ii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) adverse governmental or regulatory policies may be enacted; (2) the interest rate environment may compress margins and adversely affect net interest income; (3) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (4) competition from other financial services companies in the Company’s markets could adversely affect operations; (5) a continuance of the current economic slowdown could adversely affect credit quality and loan originations; and (6) social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Web site www.sec.gov.